CLEARWATER INVESTMENT TRUST

                         CLEARWATER INTERNATIONAL FUND

                             2000 Wells Fargo Place
                             30 East Seventh Street
                         St. Paul, Minnesota 55101-4930

September 11, 2009

Dear Shareholder:

We are pleased to notify you of changes involving the Clearwater International Fund (the "Fund"), a series of Clearwater Investment Trust (the "Trust").

The Trust's Board of Trustees (the "Board") has approved the hiring of Artisan Partners Limited Partnership and Eagle Global Advisors, LLC to serve as additional subadvisers to the Fund. In conjunction with these approvals, the Board has also approved two subadvisory agreements: one subadvisory agreement among Artisan Partners Limited Partnership, the Trust, and Clearwater Management Co., Inc., the Fund's investment manager (the "Artisan Partners Agreement"); and one subadvisory agreement among Eagle Global Advisors, LLC, the Trust, and Clearwater Management Co., Inc. (the "Eagle Agreement").

I encourage you to read the attached Information Statement, which provides information about Artisan Partners Limited Partnership, the Artisan Partners Agreement, Eagle Global Advisors, LLC, the Eagle Agreement, and a discussion of the factors that the Board considered in approving the Artisan Partners Agreement and the Eagle Agreement. The Information Statement does not require any action by you. Its purpose is to provide you with information about the new subadvisers for the Fund.

Sincerely,

George H. Weyerhaeuser, Jr.
Chief Executive Officer and Treasurer
Clearwater Investment Trust

                                  SCHEDULE 14C

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 29)

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X] Definitive information statement

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                          CLEARWATER INVESTMENT TRUST

                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

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
                          CLEARWATER INVESTMENT TRUST

                         CLEARWATER INTERNATIONAL FUND

                               September 11, 2009

                        INFORMATION STATEMENT REGARDING
                 THE NEW INVESTMENT SUBADVISORY CONTRACTS WITH
                  ARTISAN PARTNERS AND EAGLE GLOBAL ASSOCIATES

     This Information Statement is being furnished on behalf of the Board of Trustees ("Board" or "Trustees") of Clearwater Investment Trust (the "Trust") to inform shareholders of the Clearwater International Fund (the "Fund") about the hiring of two new subadvisers to the Fund. In connection with the hiring of the new subadvisers, on behalf of the Fund, the Board approved two new subadvisory agreements: one among the Trust, Clearwater Management Co., Inc. ("CMC") and Artisan Partners Limited Partnership ("Artisan Partners"); and one among the Trust, CMC and Eagle Global Advisors, LLC ("Eagle"). The hiring of each subadviser was approved by the Board on the recommendation of CMC, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the "SEC") dated November 14, 2001 (the "Exemptive Order").

     This Information Statement is being mailed on or about September 11, 2009 to shareholders of record of the Fund as of May 31, 2009. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  INTRODUCTION

     CMC is the investment adviser to the series of the Trust, including the Fund. CMC and the Fund's Trustees have delegated responsibility to manage the assets in the Fund's investment portfolio to subadvisers. CMC may hire, terminate, or replace subadvisers to the Fund that are unaffiliated with the Trust or CMC, and to modify material terms and conditions of subadvisory agreements relating to the management of the Fund. Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment adviser or subadviser to the mutual fund. The Trust and CMC have obtained the Exemptive Order, which permits the Trust and CMC, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisers and to modify subadvisory arrangements with unaffiliated subadvisers without shareholder approval.

     Consistent with the Exemptive Order, at a meeting held on June 6, 2009 (the "Meeting"), the Board, including a majority of the Trustees who are not "interested persons" of the Trust or of CMC under the 1940 Act (the "Independent Trustees"), approved two subadvisory agreements: (1) the subadvisory agreement among the Trust, CMC and Artisan Partners (the "Artisan Partners Agreement"); and (2) the subadvisory agreement among the Trust, CMC and Eagle (the "Eagle Agreement"). As discussed later in this Information Statement, the Board carefully considered each subadvisory arrangement and concluded that the approval of each of the Artisan Partners Agreement and the Eagle Agreement was in the best interests of the Fund and its shareholders.

     As a condition to relying on the Exemptive Order, the Trust and CMC are required to furnish the Fund's shareholders with information about Artisan Partners and Eagle within ninety days from the date that they were hired. This Information Statement is intended to provide such information, along with details of the new subadvisory agreements.

                                  THE ADVISER

     CMC is a privately-owned registered investment adviser. CMC serves as the Fund's investment adviser pursuant to the management contract between the Fund and CMC, dated January 24, 2009. CMC has been in the investment management business since 1987. Its address is 30 East Seventh Street, Suite 2000, St. Paul, Minnesota 55101. The Trust and CMC have received an exemptive order from the Securities and Exchange Commission (the "Commission") permitting the investment manager, subject to the approval of the Board of Trustees, to select subadvisers to serve as portfolio managers of the funds it manages or to materially modify an existing subadvisory contract without obtaining shareholder approval of a new or amended subadvisory contract. CMC has ultimate responsibility to oversee and to recommend the hiring, termination and replacement of any subadviser. As a result, CMC selects and supervises subadvisers for the Fund and administers the Fund's business operations. Under its management contract with the Fund, CMC is also responsible for paying directly or reimbursing the Fund for all direct expenses other than commissions and other direct charges relating to the purchase and sale of portfolio securities and other assets, taxes, interest and extraordinary expenses, including without limitation, litigation expenses. Pursuant to the management contract, the Trust compensates CMC for these services to the Fund by paying CMC an annual advisory fee of 1.00% of the average daily net assets under management.

     Philip W. Pascoe is CMC's Chairman and Treasurer and is a director. Mr. Pascoe has been associated with CMC since 1987 and with the Fund since its inception. William T. Weyerhaeuser is CMC's Vice President and Secretary and is a director. The other directors of CMC are Elizabeth D. Hlavka, W. John Driscoll, Samuel B. Carr, Jr., Catherine W. Morley, Frank W. Piasecki and Daniel
C. Titcomb. Susanne Smith is Chief Compliance Officer of CMC. The address of each is 30 East Seventh Street, Suite 2000, St. Paul, Minnesota 55101.

                      ARTISAN PARTNERS LIMITED PARTNERSHIP

     Artisan Partners is a Delaware limited partnership and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Artisan Partners is controlled by its general partner, Artisan Investments GP LLC, which is a Delaware limited liability company wholly-owned by Artisan Partners Holdings LP. Artisan Partners' sole limited partner is Artisan Partners Holdings LP. Artisan Partners Holdings LP is a limited partnership organized under the laws of Delaware, and its sole general partner is Artisan Investment Corporation, a Wisconsin corporation wholly-owned by ZFIC, Inc., a Wisconsin corporation. ZFIC, Inc. is controlled by Andrew A. Ziegler and Carlene M. Ziegler, who each own 50% of the outstanding voting securities of ZFIC, Inc. The senior professionals employed by Artisan, along with other investors who do not participate in day-to-day management of the business, own limited partner interests in Artisan Partners Holdings LP. Artisan Partners was organized in March 2009 to succeed to the investment management business of Artisan Partners Holdings LP. Artisan Partners Holdings LP was founded in November 1994 and began providing investment management services in March 1995. The principal address for all Artisan entities and Mr. and Mrs. Ziegler is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

     Artisan Partners was approved by the Board at the Meeting to serve as a subadviser to the Fund. Artisan Partners is not affiliated with CMC or the Trust. Artisan Partners will perform its duties and provide services subject to the oversight and supervision of CMC. Under the terms of the Artisan Partners Agreement, Artisan Partners develops, recommends and implements an investment program and strategy for the portion of Fund assets allocated to it, consistent with the Fund's investment objectives and policies. Artisan Partners is also responsible for making all portfolio and brokerage decisions. The Artisan Partners Agreement provides that it will remain in full force and effect for one year from its effective date and from year to year thereafter only so long as its continuance is approved annually in conformity with the Investment Company Act of 1940, as amended. The terms of the Artisan Partners Agreement also state that the Trust or CMC may terminate the Artisan Partners Agreement at any time by not more than 60 days' nor less than 30 day's written notice to Artisan Partners, and Artisan Partners may terminate the Artisan Partners Agreement at any time by not less than 120 days' written notice to the Trust and CMC. The Artisan Partners Agreement will terminate automatically upon assignment. The Artisan Partners Agreement provides that Artisan Partners will not be subject to, and will be held harmless from, any loss suffered by the Trust or CMC in connection with the matters to which the Artisan Partners Agreement relates, except for any loss caused by willful misfeasance, bad faith, or gross negligence on the part of Artisan Partners.

     Fees payable to Artisan Partners under the Artisan Partners Agreement are calculated and accrued monthly on the basis of month-end net assets and are paid quarterly by CMC. Artisan Partners is compensated out of the fees CMC receives from the Fund. There will be no increase in the advisory fees paid by the Fund to CMC as a consequence of the appointment of Artisan Partners as subadviser to the Fund. CMC will pay the following fee based on the Fund's net assets under Artisan Partners' management: 0.80% for the first $50 million, 0.60% for the next $50 million, and 0.50% for all assets in excess of $100 million.

     Artisan Partners provides similar advisory services to one other registered investment company.

Name           Approx.       Advisory Fee                    Waiver of
of             Total Fund    (annually, as %                 Advisory
Fund           Assets1       of daily net assets)            Fee
-------------  ------------  ------------------------------  ---------
Artisan        $1.2 billion  -  1.000% for assets up         None
International                   to $500 million
Value Fund                   -  0.975% for assets from
                                500 million up to $750
                                million
                             -  0.950% for assets
                                from $750 million up
                                to $1 billion
                             -  0.925% for assets over $1
                                billion

1 As of June 30, 2009

     The names of the general partner of Artisan Partners is Artisan Investments GP LLC. Its address is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. Artisan Partners has no executive officers.

                       EAGLE GLOBAL ASSET MANAGEMENT, LLC

     Eagle Global Advisors, LLC is located at 5847 San Felipe, Suite 930, Houston, Texas 77057. Eagle was founded in 1996 and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Eagle is a Texas limited liability company.

     The Eagle Agreement is dated March 18, 2009. Eagle was approved by the Board at the Meeting to serve as a subadviser to the Fund. Eagle is not affiliated with CMC or the Trust. Eagle will perform its duties and provide services subject to the oversight and supervision of CMC. Under the terms of the Eagle Agreement, Eagle develops, recommends and implements an investment program and strategy for the portion of Fund assets allocated to it, consistent with the Fund's investment objectives and policies. Eagle is also responsible for making all portfolio and brokerage decisions. The Eagle Agreement will remain in full force and effect for one year from its effective date and from year to year thereafter only so long as its continuance is approved annually in conformity with the Investment Company Act of 1940, as amended. The terms of the Eagle Agreement provide that the Trust or CMC may terminate the Eagle Agreement at any time by not more than 60 days' nor less than 30 day's written notice to Eagle, and Eagle may terminate the Eagle Agreement at any time by not less than 120 days' written notice to the Trust and CMC. The Eagle Agreement will terminate automatically upon assignment. The Eagle Agreement provides that Eagle will not be subject to, and will be held harmless from, any loss suffered by the Trust or CMC in connection with the matters to which the Eagle Agreement relates, except for any loss created by the willful misfeasance, bad faith, or gross negligence of Eagle.

     Eagle is compensated out of the fees CMC receives from the Fund. There will be no increase in the advisory fees paid by the Fund to CMC as a consequence of the appointment of Eagle as subadviser to the Fund. CMC will pay the following fee based on the Fund's net assets under Eagle's management: 0.60% for the first $100 million and 0.50% for all assets in excess of $100 million.

     Eagle provides similar subadvisory services to four other registered investment companies.

                       Approx.          Advisory Fee          Waiver of
                       Total            (annually, as %       Advisory
Name of Fund           Fund Assets1     of daily net assets)  Fee
---------------------  ---------------  --------------------  ---------
Eaton Vance Tax-       $178.47 million  0.50%                 None
Managed
International Equity
Eaton Vance            $ 27.57 million  0.50%                 None
International Equity
Fund
Eaton Vance Global     $ 22.80 million  0.50%                 None
Growth Fund
(International Only)
Timothy Plan           $ 35.01 million  0.60%                 None
International Equity
Fund

1 As of June 30, 2009

     The names and principal occupations of the principal executive officers of Eagle are listed below. The address of each principal executive officer, as it relates to the person's position with Eagle, is 5847 San Felipe, Suite 930, Houston, Texas 77057.



Name                   Title
-----------------      ----------------------------------------
Edward Allen, III      Senior Partner
Thomas N. Hunt         Senior Partner
Steve S. Russo         Senior Partner, Chief Compliance Officer
John F. Gualy          Partner
Malcolm S. Day         Partner

                   APPOINTMENT OF ARTISAN PARTNERS AND EAGLE
                           AS SUBADVISERS TO THE FUND

     At the Meeting, the Board approved the appointment of Artisan Partners as a subadviser to the Fund. Artisan Partners began managing the assets allocated to it by CMC on June 15, 2009. At the Meeting, the Board also approved the appointment of Eagle as a subadviser of the Fund. Eagle began managing the assets allocated to it by CMC on June 15, 2009. Parametric Portfolio Assets and AXA Rosenberg Investment Management LLC continue to serve as subadvisers to the Fund.

   CMC'S RECOMMENDATION AND THE BOARD OF TRUSTEES' DECISION REGARDING ARTISAN
                                    PARTNERS

     CMC recommended to the Board that it approve the Artisan Partners Agreement among the Trust, CMC, and Artisan Partners with respect to the Fund. CMC made this recommendation based upon, among other factors: the qualifications and performance of Artisan Partners' investment team, Artisan Partners' research and investment process, and its investment strategies that will compliment the strategies of the Fund's other subadvisers.

     The Board received written information in advance of the Meeting, which included: a summary of information about Artisan Partners drafted by Fiduciary Counselling, Inc., Artisan Partners' Form ADV Parts 1 and II, its code of ethics, and a copy of the proposed subadvisory agreement (including the proposed subadvisory fees). The Board also considered the substance of discussions with representatives of CMC and Artisan Partners. The Board reviewed and analyzed the factors that the Board deemed relevant with respect to Artisan Partners. These factors included the nature, quality, and extent of the services to be provided to the Fund by Artisan Partners; Artisan Partners' management process and style; Artisan Partners' historical performance record managing registered investment companies and other accounts; the qualifications and experience of the investment professionals who are responsible for the day-to-day management of accounts in this style; and Artisan Partners' overall resources and staff. The following discusses some of these and other factors relevant to the Board's decision to approve the Artisan Partners agreement.

     Nature, Extent, and Quality of Services. The Board considered the specific investment processes Artisan Partners would use in managing the assets of the Fund allocated to it. The Board looked at the qualifications of Artisan Partners' investment team, including the two portfolio managers who would be responsible for the portion of the Fund's assets allocated to Artisan Partners. The Board observed that the portfolio management team was experienced and qualified and seemed adequately prepared to handle the addition of assets from the Fund. The Directors concluded that the nature, extent, and quality of the subadvisory services expected to be provided by Artisan Partners were appropriate for the Fund and that this supported a decision to approve the Artisan Partners Agreement.

     Investment Performance. The Board discussed Artisan Partners' performance record compared to its benchmarks. The Board noted that both recently and historically Artisan Partners outperformed both its relative benchmarks. The Board noted that Artisan Partners' assets outperformed the benchmarks in all but two of the last six years. The Board concluded that the historical investment performance record of Artisan Partners supported a decision to approve the Artisan Partners Agreement.

     Subadvisory Fee and Expense Ratio Impact. The Board evaluated the proposed subadvisory fee schedule and compared the fee schedule to those of the Fund's current subadvisers. The Board noted that the fee schedule was slightly higher than that of some of the Fund's other subadvisers and lower than that of others. The Board discussed the subadvisory services to be performed by Artisan Partners and noted that the services were comparable to those being performed by the Fund's other subadvisers. The Board noted that the subadvisory fees would not affect the Fund's expense ratio or otherwise increase the Fund's expenses. The Trustees concluded that the proposed fee schedule was reasonable and supported a decision to approve the Artisan Partners Agreement.

     Benefits to the Subadviser. The Board considered the ancillary benefits that could accrue to Artisan Partners due to its relationship with the Fund. The Board considered that Artisan Partners anticipates it may experience some added visibility in the institutional investment community due to its relationship with the Fund. In addition, the Board noted that Artisan Partners may direct the Fund's brokerage transactions to certain brokers to obtain research and other services. The Board discussed Artisan Partners' brokerage and trading policy. The Board determined that the benefits to Artisan Partners were reasonable.

     Conflicts of Interest. The Board noted that Artisan Partners has represented that it has no arrangements to share its Fund-related revenues with any third parties or service providers it manages. The Board noted that Artisan Partners' policies and procedures appeared reasonable to manage any conflicts of interest that could arise.

     Other Considerations. The Board considered CMC's judgment that adding Artisan Partners as a subadviser would add value to the Fund and would complement the investment approaches of the Fund's other subadvisers. The Directors discussed the Fund's international value investment strategy compared to that of the other subadvisers and concluded that Artisan Partners' investment approach supported approval of the Artisan Partners Agreement.

     Conclusion. After full consideration of the factors described above, with no single factor identified as being of paramount importance, the Trustees, including a majority of Independent Trustees, concluded that the approval of the Artisan Partners Agreement was in the best interests of the Fund and its shareholders, and approved the Artisan Partners Agreement with, and the fee to be paid by, CMC.

    CMC'S RECOMMENDATION AND THE BOARD OF TRUSTEES' DECISION REGARDING EAGLE

     CMC recommended to the Board that it approve the Eagle Agreement among the Trust, CMC, and Eagle with respect to the Fund. CMC made this recommendation based upon, among other factors: the experience and skill of Eagle's investment team and the complementary nature of Eagle's investment strategies to the strategies of the Fund's other subadvisers.

     The Board received written information in advance of the Meeting, which included: a summary of information related to the subadviser drafted by Fiduciary Counselling, Inc., Eagle's Form ADV Parts 1 and II, its code of ethics, and a copy of the proposed subadvisory agreement (including the proposed subadvisory fees). The Board also considered the substance of discussions with representatives of CMC and Eagle. The Board reviewed and analyzed the factors that the Board deemed relevant with respect to Eagle. These factors included the nature, quality, and extent of the services to be provided to the Fund by Eagle; Eagle's management style; Eagle's historical performance record managing registered investment companies; the qualifications and experience of the investment professionals who are responsible for the day-to-day management of accounts in this style; and Eagle's overall resources and staff. The following discusses some of the factors relevant to the Board's decision to approve the Eagle Agreement.

     Nature, Extent, and Quality of Services. The Board considered the specific investment processes Eagle would use in managing the assets of the Fund allocated to it. The Board looked at the qualifications of Eagle's investment team, including the portfolio managers and analysts who would be responsible for the portion of the Fund's assets allocated to Eagle. The Board observed that the investment team members had, on average, 16 years of experience. The Board noted that the partners and analysts were experienced and qualified and that Eagle seemed to have adequate resources and staff to manage the addition of assets from the Fund. The Directors concluded that the nature, extent, and quality of the subadvisory services expected to be provided by Eagle were appropriate for the Fund and that this supported a decision to approve the Eagle Agreement.

     Investment Performance. The Board discussed Eagle's performance record compared to its benchmark. The Board noted that Eagle outperformed its benchmark consistently over the prior ten years. The Board concluded that the historical investment performance record of Eagle supported a decision to approve the Artisan Eagle.

     Subadvisory Fee and Expense Ratio Impact. The Board evaluated the proposed subadvisory fee schedule and compared the fee schedule to those of the Fund's and the Trust's current subadvisers. The Board noted that the fee schedule was slightly lower than that of two of the other subadvisers to the Fund, including Artisan Partners. The Board discussed the subadvisory services to be performed by Eagle and noted that the services were comparable to those being performed by the Fund's other subadvisers. The Board noted that the subadvisory fees would not affect the Fund's expense ratio or otherwise increase the Fund's expenses. The Trustees concluded that the proposed fee schedule was reasonable and supported a decision to approve the Eagle Agreement.

     Benefits to the Subadviser. The Board considered the ancillary benefits that could accrue to Eagle due to its relationship with the Fund. The Board considered that Eagle may experience some added recognition due to its relationship with the Fund. The Board noted that Eagle may obtain additional research by directing the Fund's brokerage transactions to certain brokers, as is a common advisory practice. The Board determined that the benefits to Eagle were reasonable.

     Other Considerations. The Board considered CMC's judgment that adding Eagle as a subadviser would add value to the Fund and would complement the investment approaches of the Fund's other subadvisers. The Directors discussed the Fund's investment strategy compared to that of the other subadvisers and concluded that Eagle's investment approach supported approval of the Eagle Agreement.

     Conclusion. After full consideration of the factors described above, with no single factor identified as being of paramount importance, the Trustees, including a majority of Independent Trustees, concluded that the approval of the Eagle Agreement was in the best interests of the Fund and its shareholders, and approved the Eagle Agreement with, and the fee to be paid by, CMC.

                              GENERAL INFORMATION

Fund Administrator and Accounting Services Agent
------------------------------------------------
The Fund's Administrator and Accounting Services Agent is Northern Trust Company, which is located at 50 LaSalle Street, Chicago, Illinois 60675. The Trust, on behalf of the Fund, entered into a Fund Administration and Accounting Services Agreement with Northern Trust Company on January 28, 2009. Northern Trust Company provides various services for the Fund, including fund accounting, maintenance of certain Fund records, calculation of the Fund's net asset value, and preparation of certain shareholder reports.

Principal Underwriting Arrangements
-----------------------------------
The Fund does not have a Principal Underwriter.

Affiliated Brokerage Transactions
---------------------------------
For the fiscal year ended December 31, 2008, the Fund had not yet commenced operations and did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership
------------------------------
As of June 30, 2009, the Fund had 18,325,905.595 total shares outstanding and the following persons or entities owned of record 5% or more of the outstanding shares of the Fund:

Shareholder                  Number of Shares Owned  Percentage of Fund
---------------------------  ----------------------  ------------------
Stanley R. Day, Jr.                   2,118,159.533               11.56
Vivian W. Day                           940,054.763                5.13
William L. Driscoll                   1,943,780.981               10.61
Ellen R. Middleton                      956,449.532                5.22
Frederick W Piasecki                  1,426,500.914                7.78
Charles W. Rosenberry II              1,031,947.531                5.63
E. R. Titcomb, Jr.                    2,601,093.660               14.19
Frederick W. Titcomb                  1,453,442.614                7.93
Charles A. Weyerhaeuser               1,664,395.210                9.08
David M. Weyerhaeuser                 1,873,961.556               10.23
George H. Weyerhaeuser, Jr.           1,604,948.690                8.76
F. T. Weyerhaeuser                    1,305,214.407                7.12
Frederick J. Weyerhaeuser             1,232,880.172                6.73
W. T. Weyerhaeuser                    3,081,351.957               16.81
Anne E. Zaccaro                       1,291,425.944                7.04

                                  HOUSEHOLDING

     Only one copy of this Information Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record, unless the Trust has received instructions to the contrary. If you need additional copies of this Informational Statement, please contact the Trust toll-free at (888) 228-0935 or write the Trust at 2000 Wells Fargo Place, 30
East Seventh Street, St. Paul, Minnesota 55101-4930.   If you do not want the
mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would prefer to receive just one copy for the household, contact the Trust toll-free at (888) 228-0935 or write the Trust at 2000 Wells Fargo Place, 30 East Seventh Street, St. Paul, Minnesota 55101-4930.

                              SHAREHOLDER REPORTS

     Because the Fund's operations had not yet commenced as of the end of the most recent fiscal year, additional information about the Fund's investments is not available in the Trust's most recent annual report. The Fund's first Semi-Annual Report will be available within 60 days of June 30, 2009 and may be obtained by contacting the Trust at the phone number or address provided below. Shareholders can obtain a copy of the Trust's most recent Annual Report and the most recent Semi-Annual Report succeeding the Annual Report, without charge, by contacting the Trust toll-free at (888) 228-0935 or writing the Trust at 2000 Wells Fargo Place, 30 East Seventh Street, St. Paul, Minnesota 55101-4930.


                                       10